Upon recordation, return to:

J. Keith Jones, Esq.

Sonnenschein Nath & Rosenthal LLP

5960 Fairview Road, Suite 400

Charlotte, North Carolina 28210

LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE UNDER THAT CERTAIN POOLING AND SERVICING AGREEMENT
DATED AS OF MAY 13, 2004, FOR THE REGISTERED HOLDERS OF GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
COMMERCIAL MORTGAGE TRUST 2004-GG1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-GG1

LOAN ASSUMPTION

AND

SUBSTITUTION AGREEMENT

Date: As of July 27, 2007

LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT

THIS LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2007, by and among NNN HEALTHCARE/OFFICE REIT GWINNETT, LLC, a Delaware limited liability company having an address of 1551 North Tustin Avenue #300, Santa Ana, California 92705 (“Assuming Borrower”), NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation having an address of 1551 North Tustin Avenue #300, Santa Ana, California 92705 (“Assuming Indemnitor”), GWINNETT PROFESSIONAL CENTER, LTD., a Georgia limited liability company having an address of 10565 Montclair Way, Duluth, Georgia 30097 (“Original Borrower”), in favor of LASALLE BANK NATIONAL ASSOCIATION as Trustee under that certain Pooling and Servicing Agreement dated as of May 13, 2004 (the “PSA”), for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, whose mailing address is c/o Wachovia Bank, National Association, Wachovia Securities, Commercial Real Estate Services, 8739 Research Drive-URP4, Charlotte, North Carolina 28288-1075 (28262-1075 for overnight deliveries), Attn: Portfolio Manager (“Lender”).

RECITALS

A. ARCHON FINANCIAL, L.P., a Delaware limited partnership (“Original Lender”), pursuant to the Loan Documents (as defined below) made a loan to Original Borrower in the original principal amount of $6,000,000.00 (the “Loan”). The Loan is evidenced and secured by the following documents executed in favor of Original Lender by Original Borrower and Original Indemnitor:

(1)	Deed to Secure Debt Note dated December 30, 2003, payable by Original Borrower to Original Lender in the original principal amount of $6,000,000.00 (the “Note”);

(2)	Deed to Secure Debt, Assignment of Rents and Security Agreement of even date with the Note, granted by Original Borrower to Original Lender, recorded in Book 36551, Page 0150 in the real estate records of Gwinnett County, Georgia (the “Recorder’s Office”) (the “Mortgage”), as modified by that certain Security Documents Modification Agreement dated as of January 9, 2004, recorded in Book 36720, Page 1 in the Recorder’s Office (the “Modification”), as assigned to Lender by Assignment of Deed to Secure Debt, Assignment of Rents and Security Agreement recorded in Book 39235, Page 0143 in the Recorder’s Office;

(3)	Assignment of Leases and Rents of even date with the Note, granted by Original Borrower to Original Lender, recorded in Book 36551, Page 0221, in the Recorder’s Office (the “Assignment”), as assigned to Lender by Assignment of Assignment of Leases and Rents recorded in Book 39235, Page 0139 in the Recorder’s Office as modified by the Modification;

(4)	UCC-1 Financing Statement with Original Borrower as debtor and Original Lender as secured party, recorded in Book 36551, Page 0235 in the Recorder’s Office, as assigned to Lender by UCC-3 Amendment recorded in Book 39247, Page 0005 in the Recorder’s Office;

(5)	UCC-1 Financing Statement with Original Borrower as debtor and Original Lender as secured party, filed as File No. 13826 with the Georgia Cooperative Authority, as assigned to Lender by UCC-3 Amendment filed as File No. 007611 with the Georgia Cooperative Authority;

(6)	Guaranty of even date with the Note, granted by HARVEY B. TAUBER, an individual having an address of 980 Johnson Ferry Road S-270, Atlanta, Georgia 30342, and MILES H MASON III, an individual having an address of 601A Professional Dr., STE. 180, Lawrenceville, GA 30045 (“Original Indemnitor”) to Original Lender (the “Indemnity Agreement”);

(7)	Environmental and Hazardous Substance Indemnification Agreement of even date with the Note, granted by Original Borrower to Original Lender (the “Environmental Indemnity Agreement”); and

(8)	Certificate of Title of even date with the Note, granted by Original Borrower to Lender.

The foregoing documents, are collectively referred to as the “Loan Documents.” As used herein, the term “Assuming Obligors” shall mean Assuming Borrower and Assuming Indemnitor, and the term “Original Obligors” shall mean Original Borrower and Original Indemnitor.

B. Original Lender assigned, sold and transferred its interest in the Loan and all Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest in the Loan and Loan Documents.

C. Original Borrower continues to be the owner of the Property (as defined below).

D. Pursuant to that certain Real Estate Purchase Agreement dated as of May 24, 2007, by and between Original Borrower and Triple Net Properties, LLC (as assigned to Assuming Borrower, the “Sales Agreement”), Original Borrower agreed to sell, and Assuming Borrower agreed to purchase, that certain real property more particularly described on Exhibit A attached hereto, together with all other property encumbered by the Mortgage and the other Loan Documents (collectively, the “Property”). The Sales Agreement requires that Assuming Borrower assume the Loan and the obligations of Original Borrower under the Loan Documents, and conditions the closing of the sale of the Property upon Lender’s consent to the sale of the Property and the assumption of the Loan.

E. Pursuant to Paragraph 8 of the Mortgage, Original Borrower has the right to sell the Property to a third party subject to the consent of Lender and the satisfaction of certain conditions specified therein. Original Borrower and Assuming Borrower have requested that Lender consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents, and to the assumption by Assuming Borrower of the Loan and the assumption by Assuming Obligors of the obligations of Original Obligors under the Loan Documents, to the extent set forth herein (the “Assumption”).

F. Lender is willing to consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents, and to the Assumption on and subject to the terms and conditions set forth in this Agreement, the Mortgage and the other Loan Documents.

G. Lender, Original Borrower and Assuming Obligors, by their respective executions hereof, evidence their consent to the transfer of the Property to Assuming Borrower and the Assumption as hereinafter set forth.

STATEMENT OF AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Representations, Warranties and Covenants of Original Obligors; Release of Lender.

(a) Original Borrower hereby represent to Lender and to Assuming Obligors, as of the date hereof that: (i) simultaneously with the execution and delivery hereof, Original Borrower has conveyed and transferred all of the Property to Assuming Borrower; (ii) simultaneously with the execution and delivery hereof, Original Borrower has assigned and transferred to Assuming Borrower all leases, tenancies, security deposits and prorated rents of the Property in effect as of the date hereof (the “Leases”) retaining no rights therein or thereto; (iii) Original Borrower has not received a mortgage from Assuming Borrower encumbering the Property to secure the payment of any sums due Original Borrower or obligations to be performed by Assuming Borrower; (iv) except as may otherwise be permitted pursuant to the Loan Documents, the Mortgage is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein; (v) no Event of Default (as defined in the Mortgage) has occurred and is continuing; (vi) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Loan Documents; (vii) all provisions of the Loan Documents are in full force and effect except as modified herein; (viii) except as may otherwise be permitted pursuant to the Loan Documents, there are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received; and (ix) the representations and warranties made by Original Borrower in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents including, without limitation, all representations and warranties with respect to environmental matters, are true on and as of the date hereof, with the same force and effect as if made on and as of the date hereof.

(b) Original Borrower hereby covenant and agree that: (i) from and after the date hereof, Lender may deal solely with Assuming Obligors in all matters relating to the Loan, the Loan Documents and the Property; (ii) they shall not at any time hereafter take (x) a mortgage or other lien encumbering the Property or (y) a pledge of direct or indirect interests in Assuming Borrower from Assuming Obligors to secure any sums to be paid or obligations to be performed by Assuming Obligors so long as any portion of the Loan remains unpaid; and (iii) Lender has no further duty or obligation of any nature relating to this Loan or the Loan Documents to Original Obligors.

Original Borrower understand and intend that Lender and Assuming Obligors shall rely on the representations, warranties and covenants contained herein.

2. Representations, Warranties and Covenants of Assuming Obligors.

(a) Assuming Obligors hereby represent and warrant to Lender and Original Obligors, as of the date hereof that: (i) simultaneously with the execution and delivery hereof, Assuming Borrower has purchased from Original Borrower all of the Property and has accepted Original Borrower’s assignment of the Leases; (ii) Assuming Borrower has assumed the performance of Original Borrower’s obligations under the Leases which arise from and after the date hereof; (iii) Assuming Borrower has not granted to Original Borrower (x) a mortgage or other lien upon the Property or (y) a pledge of direct or indirect interests in Assuming Borrower to secure any debt or obligations owed to Original Borrower; and Assuming Obligors have reviewed all of the Loan Documents as modified by this Agreement, and consent to the terms thereof. For the avoidance of doubt, Assuming Obligors are not assuming the UCC-1 Financing Statements identified in Recitals A(4) and A(5) above as new UCC-1 Financing Statements will be filed with Assuming Borrower as debtor and Lender as secured party.

(b) Assuming Borrower shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, further encumber the Property or sell or transfer the Property or any interest therein, except as may be specifically permitted in the Loan Documents. Assuming Obligors have no knowledge that any of the representations and warranties made by Original Borrower herein are untrue, incomplete or incorrect.

(c) Assuming Indemnitor hereby represents and warrants to Lender and Original Obligors that Assuming Indemnitor is an affiliate of Assuming Borrower and Assuming Indemnitor will derive substantial economic benefit from Lender’s consent to the Assumption. Assuming Indemnitor hereby acknowledges and agrees that Assuming Indemnitor has executed this Agreement and agreed to be bound by the covenants and agreements set forth herein in order to induce Lender to consent to the transaction described herein. Accordingly, Assuming Indemnitor acknowledges that Lender would not consent to the transaction described herein without the execution and delivery by Assuming Indemnitor of this Agreement.

Assuming Obligors understand and intend that Lender shall rely on the representations, warranties and covenants contained herein.

3. Assumption of Obligations of Borrower. Assuming Borrower hereby assumes the Debt (as defined in the Mortgage) and Assuming Borrower hereby assumes all the other obligations of Original Borrower of every type and nature set forth in the Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement. Assuming Borrower further agrees to abide by and be bound by all of the terms of the Loan Documents as modified by this Agreement applicable to the “Borrower” or “Assignor” in accordance with their respective terms and conditions including, but not limited to, the representations, warranties, covenants, assurances and indemnifications therein, all as though each of the Loan Documents had been made, executed and delivered by Assuming Borrower. Assuming Borrower agrees to pay when and as due all sums due under the Note and agrees to pay, perform and discharge each and every other obligation of payment and performance of the “Borrower” or “Assignor” pursuant to and as set forth in the Loan Documents at the time, in the manner and otherwise in all respects as therein provided. Assuming Borrower hereby acknowledges, agrees and warrants that to its knowledge: (i) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Assuming Borrower to avoid or delay timely performance of its obligations under the Loan Documents, as applicable; and (ii) there are no monetary encumbrances or liens of any kind or nature against the Property except those created by the Loan Documents, and all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, except as amended herein.

4. Assumption of the Obligations of the Indemnitor under the Indemnity Agreement and Environmental Indemnity Agreement; Substitution of Indemnitor. From and after the date of this Agreement, Assuming Indemnitor shall be obligated and responsible for the performance of each and all of the obligations and agreements of the “Indemnitor,” “Guarantor” or “Principal” (collectively referred to herein as “Indemnitor”) under the Indemnity Agreement, the Environmental Indemnity Agreement and the other Loan Documents to which Original Indemnitor is a party. Assuming Indemnitor shall be liable and responsible for each and all of the liabilities of the Indemnitor thereunder, and shall be substituted in lieu of and in place of Original Indemnitor as fully and completely as if Assuming Indemnitor had originally executed and delivered such Loan Documents as the Indemnitor thereunder including, without limitation, all of those obligations, agreements and liabilities which would have, but for the provisions of this Agreement, been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued, and without regard to the Indemnitor then responsible or liable therefor at the time of such accrual. From and after the date hereof, Assuming Indemnitor further agrees to abide by and be bound by all of the terms of the Loan Documents having reference to the Indemnitor, all as though each of the Loan Documents to which Original Indemnitor is a party had been made, executed and delivered by Assuming Indemnitor as the Indemnitor. From and after the date hereof, Assuming Indemnitor hereby agrees to pay, perform and discharge each and every obligation of payment and performance of the Indemnitor under, pursuant to and as set forth in the Loan Documents at the time, in the manner and otherwise in all respects as therein provided. With respect to the Environmental Indemnity Agreement, the liability of Assuming Indemnitor shall be joint and several with that of Assuming Borrower.

5. Notices to Indemnitor. Without amending, modifying or otherwise affecting the provisions of the Loan Documents except as expressly set forth herein, Lender shall, from and after the date of this Agreement, deliver any notices to the Indemnitor which are required to be delivered pursuant to the Loan Documents or are otherwise delivered by Lender thereunder at Lender’s sole discretion, to Assuming Indemnitor’s address set forth above.

6. Consent to Conveyance; Assumption and Substitution of Indemnitor; Release of Original Obligors; Lender Estoppel. Subject to the terms and conditions set forth in this Agreement, Lender consents to: (a) the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents; (b) the assumption by Assuming Borrower of the Loan and the obligations of Original Borrower under the Loan Documents as modified by this Agreement; and (c) the assumption by Assuming Indemnitor of the obligations of Original Indemnitor under the Loan Documents as modified by this Agreement. Original Obligors are hereby released from any liability to Lender under any and all of the Loan Documents first arising or accruing subsequent to the Assumption. Lender’s consent to such transfer and Assumption shall, however, not constitute its consent to any subsequent transfers of the Property. Original Obligors hereby acknowledge and agree that the foregoing release shall not be construed to release Original Obligors from any personal liability under the Note or any of the other Loan Documents for any act or event occurring or obligation arising prior to or simultaneously with the closing of the transaction described herein.

Lender hereby represents and warrants to Assuming Obligors and Original Obligors that, to the “actual knowledge of Lender”: (i) as of the date hereof, no default or Event of Default under the Loan Documents has occurred and is continuing, and (ii) no facts or circumstances exist which through the passage of time, would constitute an Event of Default. For purposes of this paragraph, the “actual knowledge of Lender” shall mean the actual knowledge of employees of Wachovia Bank National Association (“Wachovia”) actively involved with the transactions described herein or with the servicing of the Loan without any independent inquiry or investigation. The “actual knowledge of Lender” shall not include knowledge imputed from other Lender Parties or other groups or employees of Wachovia not actively involved in the servicing of the Loan. Lender reserves the right to declare any existing default or Event of Default which is not currently known but which subsequently comes to the attention of Lender.

7. Release and Covenant Not to Sue. Original Borrower and Assuming Obligors, on behalf of themselves and their heirs, successors and assigns, hereby release and forever discharge Lender, any trustee of the Loan, any servicer of the Loan, each of their respective predecessors in interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown (collectively, “Actions”), which Original Obligors and Assuming Obligors now have by reason of any cause, matter or thing through and including the date hereof including, without limitation, matters arising out of or relating to: (a) the Loan including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve and escrow balances held by Lender or any servicers of the Loan; or (e) the sale, conveyance, assignment and transfer of the Property. Original Obligors and Assuming Obligors, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. Notwithstanding anything to the contrary herein, this Section 7 shall only apply to the Assuming Obligors with respect to (and accordingly, the release and discharge of Lender Parties by Assuming Obligors shall only be effective with respect to) Actions which arose prior to the date hereof, and Assuming Obligors shall retain all rights and remedies against the Lender Parties with respect to any Actions arising from and after the date hereof.

8. Acknowledgment of Indebtedness. This Agreement recognizes the reduction of the principal amount of the Note and the payment of interest thereon to the extent of payments made by Original Borrower prior to the date of execution of this Agreement. The parties acknowledge and agree that: (i) as of the date of this Agreement, the principal balance of the Note is $5,733,945.09 and interest on the Note is paid to August 1, 2007 and (ii) Lender is holding the following escrow and reserve balances:

Tax Escrow:	$83,209.69
Insurance Escrow:	$21,553.15
Replacement Reserve:	$3,927.57
Tenant Improvements and Leasing Commissions:	$319,202.90
Northside Rollover Fund Reserve:	$56,540.71

Assuming Borrower acknowledges and agrees that the Loan, as evidenced and secured by the Loan Documents, is a valid and existing indebtedness payable by Assuming Borrower to Lender. The parties acknowledge and agree that Lender shall continue to hold the escrow and reserve balances for the benefit of Assuming Borrower in accordance with the terms of the Loan Documents. Original Borrower covenant and agree that Lender Parties have no further duty or obligation of any nature to Original Borrower relating to such escrow and reserve balances. Original Borrower hereby release and forever discharge Lender Parties from any obligations to Original Borrower relating to such escrow and reserve balances. Assuming Obligors acknowledge and agree that the funds listed above constitute all of the reserve and escrow funds currently held by Lender with respect to the Loan and authorize such funds to be transferred to an account controlled by Lender for the benefit of Lender and Assuming Borrower.

9. Modifications of the Loan Documents. The Loan Documents are hereby modified as follows:

(a) The first sentence of Paragraph 1(j) of the Mortgage is hereby deleted in its entirety and the following substituted instead:

“The Management Agreement, dated as of July 27, 2007 (the “Management Agreement”) between Borrower and Triple Net Properties Realty, Inc. (the “Manager”) pursuant to which Manager operates the Property is in full force and effect and there is no default or violation by any party thereunder.”

(b) The second sentence of Paragraph 1(k) of the Mortgage is hereby deleted in its entirety and the following substituted instead:

“Borrower is incorporated in or organized under the laws of the State of Delaware.”

(c) The third sentence of Paragraph 1(k) of the Mortgage is hereby modified to delete the address of “601A Professional Drive, Lawrenenceville, Georgia 30045” and the following is hereby replaced in its stead, “1551 North Tustin Avenue #300, Santa Ana California 92705.”

(d) The fourth sentence of Paragraph 1(k) is hereby modified to delete the state of “Georgia” and the following is hereby replaced in its stead, “Delaware.”

(e) Paragraph 8(b) of the Mortgage is hereby modified to add the following at after the last sentence: “A Transfer shall not include a transfer of interest in NNN Healthcare/Office REIT, Inc., provided however, there is no change of control (as defined hereinafter in paragraph 8(h)) whether in the singular or in the aggregate of the ownership or management of Borrower.”

(f) Section 37 of the Mortgage is hereby deleted in its entirety and the following substituted instead:

“Notices. All notices, demands, requests or other written communications hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with a reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee addressed as follows:

If to Borrower:

NNN Healthcare/Office REIT Gwinnett, LLC

1551 North Tustin Avenue #300

Santa Ana, California 92705

Attn: Theresa Hutton

With a copy to:

Cox, Castle & Nicholson, LLP

2049 Century Park East, 28th Floor

Los Angeles, California 90067

Attn: David Lari, Esq. or Kevin Kinigstein, Esq.

If to Lender:

LaSalle Bank National Association as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1

c/o Wachovia Bank, National Association

Wachovia Securities

Commercial Real Estate Services

8739 Research Drive-URP4

Charlotte, North Carolina 28288-1075

(28262-1075 for overnight deliveries)

Attn: Portfolio Manager

With a copy to:

Sonnenschein Nath & Rosenthal LLP

5960 Fairview Road, Suite 400

Charlotte, North Carolina 28210

Attn: J. Keith Jones, Esq.

(g) All notices, demands and requests shall be effective (i) upon delivery, if delivered in person, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) business days after having been deposited in the United States mail as provided above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.”

(h) Paragraph 50 of the Mortgage is hereby modified to delete the following “ (C) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of this Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (D) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of this Security Deed;”

(i) Paragraph 50(i) of the Mortgage, Paragraph 13(f)(i) of the Note and Paragraph 1.2(a) of the Guaranty are all hereby modified to insert the word, “intentional” in front of the word “misrepresentation” in the first sentence.

(j) Paragraph 50(ii) of the Mortgage, Paragraph 13(f)(ii) of the Note and Paragraph 1.2(a) of the Guaranty are all hereby modified to insert the following: “by Borrower or its Affiliates” after the word “Property” in the first sentence.

(k) Paragraph 50(v) of the Mortgage, Paragraph 13(v) of the Note and Paragraph 1.2(e) of the Guaranty are all hereby modified to insert the word, “intentional” in front of the word “breach”.

(l) Paragraph 50 of the Mortgage is hereby modified to insert the following after sub-paragraph (ix): “(x) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of this Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (xi) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of this Security Deed;”

(m) Paragraph 13 of the Note is hereby modified to delete the following “ (iii) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of the Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (iv) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of the Security Deed;”

(n) Paragraph 13 of the Note is hereby modified to insert the following after sub-paragraph (ix): “(x) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of the Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (xi) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of the Security Deed;”

(o) Paragraph 1.2 of the Guaranty is hereby modified to delete the following “ (iii) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of the Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (iv) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of the Security Deed;”

(p) Paragraph 1.2 of the Guaranty is hereby modified to insert the following after subparagraph 1.2(j): “(h) Borrower fails to provide any of the financial information required pursuant to Paragraph 17 of the Security Deed within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to provide such information, provided that if such failure to provide such financial information is not reasonably susceptible of cure within such fifteen (15) day period, then Borrower may be permitted up to an additional (15) days within which to provide such financial information as long as Borrower diligently and continuously pursues such cure; (i) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of the Security Deed;”

10. Interest Accrual Rate and Monthly Installment Payment Amount to Remain the Same. The interest rate and the monthly payments set forth in the Note shall remain unchanged. Prior to the occurrence of an Event of Default hereunder or under the Note, interest shall accrue on the principal balance outstanding from time to time at the Contract Rate (as defined in the Note) and principal and interest (which does not include such amounts as may be required to fund escrow obligations under the terms of the Loan Documents) shall continue to be paid in accordance with the provisions of the Note.

11. Conditions. This Agreement shall be of no force and effect until each of the following conditions has been met to the complete satisfaction of Lender:

(a) Fees and Expenses. Original Borrower or Assuming Borrower shall pay or cause to be paid at closing: (i) all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby including, but not limited to, recording fees, filing fees, surveyor fees, broker fees, transfer or mortgage taxes, rating agency confirmation fees, application fees, all third party fees, search fees, transfer fees, inspection fees, title insurance policy or endorsement premiums or other charges of the title company and escrow agent, and the fees and expenses of legal counsel to any Lender Party and any applicable rating agency; and (ii) an assumption fee to Lender being one percent (1%) of the outstanding principal balance of the Note as of the date of the transfer and assumption contemplated by this Agreement[, the next regularly scheduled monthly payment due under the Loan], and the other fees and expenses outlined in the beneficiary statement distributed to the parties by Lender.

(b) Deferred Maintenance. Assuming Borrower shall deposit $47,250 with Lender to be held by Lender pending completion of those repairs identified in the Property Condition Report (the “Deferred Maintenance Escrow”). Lender shall disburse the Deferred Maintenance Escrow to Assuming Borrower within 10 business days of Lender’s receipt of evidence, satisfactory to Lender, of complete repair of those items identified in the Property Condition Report and other evidence or documents reasonably requested by Lender.

(c) Other Conditions. Satisfaction of all requirements under the Loan Documents and the closing checklist for this transaction as determined by Lender and Lender’s counsel in their sole discretion.

12. Default.

(a) Breach. Any breach of Assuming Obligors or Original Borrower of any of the representations, warranties and covenants contained herein shall constitute a default under the Mortgage and each other Loan Document.

(b) Failure to Comply. Any failure of Assuming Obligors or Original Borrower to fulfill any one of the conditions set forth in this Agreement shall constitute a default under this Agreement and the Loan Documents.

13. No Further Consents. Assuming Obligors and Original Borrower acknowledge and agree that Lender’s consent herein contained is expressly limited to the sale, conveyance, assignment and transfer herein described, that such consent shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property, and that Section 8 of the Mortgage shall continue in full force and effect.

14. Additional Representations, Warranties and Covenants of Assuming Obligors. As a condition of this Agreement, Assuming Obligors represent and warrant to Lender as follows:

(a) Assuming Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and in good standing in the State of Georgia. Assuming Borrower has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Loan Documents.

(b) Assuming Indemnitor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Assuming Indemnitor has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Loan Documents to which it is a party.

(c) This Agreement and the Loan Documents constitute legal, valid and binding obligations of Assuming Obligors enforceable in accordance with their respective terms. Neither the entry into nor the assumption and performance of and compliance with this Agreement or any of the Loan Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Obligors or any property of Assuming Obligors are bound or any statute, rule or regulation applicable to Assuming Obligors.

(d) There is no action, proceeding or investigation pending or, to Assuming obligors’ knowledge, threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Assuming Obligors.

(e) To Assuming obligors’ knowledge, there has been no legislative action, regulatory change, revocation of license or right to transact business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect on the business or condition (financial or otherwise) of Assuming Obligors or any of their properties or assets, whether insured against or not, since Assuming Obligors submitted to Lender their request to assume the Loan.

(f) The financial statements and other data and information supplied by Assuming Obligors in connection with Assuming Obligors’ request to assume the Loan or otherwise supplied in contemplation of the assumption of the Loan by Assuming Obligors were in all material respects true and correct on the dates they were supplied, and since their dates no material adverse change in the financial condition of Assuming Obligors has occurred, and there is not any pending or, , to Assuming obligors’ knowledge, threatened litigation or proceedings which might impair to a material extent the business or financial condition of Assuming Obligors.

(g) Without limiting the generality of the assumption of the Loan Documents by Assuming Obligors, Assuming Obligors hereby specifically remake and reaffirm the representations, warranties and covenants set forth in the Loan Documents as modified by this Agreement, to which they are a party.

(h) No representation or warranty of Assuming Obligors made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

(i) Assuming Borrower hereby represents and warrants to Lender that Assuming Borrower will not permit the transfer of any interest in Assuming Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specifically Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”). Assuming Borrower will not knowingly enter into a lease with any party who is listed on the OFAC Lists. Assuming Borrower shall immediately notify Lender if Assuming Borrower has knowledge that any member or beneficial owner of Assuming Borrower is listed on the OFAC Lists or is (A) indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower shall immediately notify Lender if Assuming Borrower knows that any tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower further represents and warrants to Lender that Assuming Borrower is currently not on the OFAC Lists. None of Assuming Borrower, any subsidiary of Assuming Borrower or any affiliate of Assuming Borrower or Assuming Indemnitor is (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person residing in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person.

15. Additional Representations, Warranties and Covenants of Original Borrower. As a condition of this Agreement, Original Borrower represent and warrant to Lender as follows:

(a) Original Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia. Original Borrower has full power and authority to enter into and carry out the terms of this Agreement and to convey the Property and assign the Loan Documents.

(b) Gwinnett Medical Associates, LLP is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Georgia and is authorized to transact business as a foreign limited liability partnership in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Original Borrower. Gwinnett Medical Associates, LLP is the General Partner of Original Borrower and has full power and authority to enter into this Agreement as General Partner on behalf of Original Borrower, and to execute this Agreement.

(c) This Agreement, the Sales Agreement and all other documents executed by Original Borrower in connection therewith constitute legal, valid and binding obligations of Original Obligors enforceable in accordance with their respective terms. Neither the entry into nor the performance of and compliance with this Agreement, the Sales Agreement and all other documents executed by Original Borrower in connection therewith has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Original Borrower or any property of Original Borrower are bound or any statute, rule or regulation applicable to Original Borrower.

(d) Original Borrower have not received any written notices from any governmental entity claiming that either the Property or Original Borrower’s’ use of the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property including, without limitation, any notice relating to zoning laws or building code regulations.

(e) The certified rent roll provided to Lender of even date herewith is a true, complete and accurate summary of all tenant leases (“Tenant Leases” or individually, a “Tenant Lease”) affecting the Property as of the date of this Agreement. No rent has been prepaid under any Tenant Lease except rent for the current month. Each Tenant Lease has been duly executed and delivered by and, to the knowledge of Original Borrower, is a binding obligation of, the respective tenant, and each Tenant Lease is in full force and effect. Each Tenant Lease represents the entire agreement between Original Borrower and the respective tenant and no Tenant Lease has been terminated, renewed, amended, modified or otherwise changed without the prior written consent of Lender to the extent required by the Loan Documents. The tenant under each Tenant Lease has taken possession of and is in occupancy of the premises therein described and is open for business. Rent payments have commenced under each Tenant Lease, and all tenant improvements in such premises and other conditions to occupancy or rent commencement have been completed by Original Borrower or its predecessor in interest. All obligations of the landlord under the Tenant Leases have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Original Borrower under any Tenant Lease. There are no offsets or defenses that any tenant has against the full enforcement of any Tenant Lease by Original Borrower. Each Tenant Lease is fully and freely assignable by Original Borrower without notice to or the consent of the tenant thereunder.

(f) Original Borrower is the current owner of the Property. To its knowledge, There are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against or the Property, any pending or threatened condemnation or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property or any rights thereto, that are not disclosed in this Agreement including, without limitation, any pending or threatened administrative claim by any governmental agency.

(g) Original Borrower has examined the ALTA, As-Built Survey (the “Survey”) performed on the Property in connection with the closing of the Loan. As an inducement for Lender to consent to the Assumption without requiring an update to the Survey, Original Borrower represents to Lender that (i) there has been no improvement added at the Property, (ii) there has been no encroachment made upon the Property, and (iii) no structural alteration has been made to the Property from the date of the Survey to the date hereof without Lender’s prior written consent.]

(h) No representation or warranty of Original Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

16. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.

17. Property Remains as Security for Lender. All of the Property shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage. Except as expressly set forth in this Agreement, nothing contained herein shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, nor shall anything contained herein affect or be construed to affect any other security for the Note held by Lender.

18. No Waiver by Lender. Nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any of the Loan Documents or under applicable law.

19. References. From and after the date hereof: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such other Loan Documents as modified by this Agreement; (b) references in the Loan Documents to “Borrower,” “Grantor” or “Mortgagor” shall hereafter be deemed to refer to Assuming Borrower; (c) references in the Loan Documents to the “Guarantor,” “Indemnitor” or “Principal” shall hereafter be deemed to refer to Assuming Indemnitor; and (d) all references to the term “Loan Documents” or “Security Documents” in the Mortgage and Assignment shall hereinafter refer to the Loan Documents as defined herein, this Agreement and all documents executed in connection with this Agreement.

20. Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control and the Loan Documents will be deemed amended by this Agreement. Except as explicitly amended hereby, the Loan Documents shall remain unchanged and in full force and effect.

21. Titles and Captions. Titles and captions of sections and subsections of this Agreement have been inserted for convenience only and neither limit nor amplify the provisions of this Agreement.

22. Partial Invalidity. Any provision of this Agreement or the Loan Documents held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

23. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitute the entire agreement among the parties hereto with respect to the assumption of the Loan. The Agreement supersedes all prior negotiations regarding the transfer of the Property and the Assumption. This Agreement and the Loan Documents may only be amended, revised, waived, discharged, released or terminated by a written instrument executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination of this Agreement which is not in writing and signed by the parties shall not be effective as to any party.

24. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provision shall not be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property by Assuming Borrower.

25. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed an original and shall be binding upon all parties and all of which, taken together, shall constitute one and the same Agreement.

26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.

27. Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto and upon such date this Agreement shall be incorporated into the terms of the Loan Documents.

28. Time of Essence. Time is of the essence with respect to all provisions of this Agreement.

29. Cumulative Remedies. All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity contained in the Mortgage and other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole discretion of Lender and may be exercised in any order and as often as occasion therefor shall arise.

30. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and that no provision shall be construed against or interpreted to the disadvantage of any party. Assuming Obligors and Original Borrower have had sufficient time to review this Agreement, have been represented by legal counsel at all times, and have entered into this Agreement voluntarily and without fraud, duress, undue influence or coercion of any kind. Lender has not made a representation or warranty to any party except as set forth in this Agreement.

31. WAIVER OF JURY TRIAL. ORIGINAL BORROWER, ASSUMING OBLIGORS AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date first aforesaid.

ASSUMING BORROWER:
NNN HEALTHCARE/OFFICE REIT GWINNETT, LLC,
a Delaware limited liability company
By:	/s/ Shannon K S Johnson

Name:	Shannon K S Johnson
Title:	Authorized Signatory

Signed, Sealed and delivered in the Presence of:

/s/ Monica Chavez

Unofficial Witness

Notary Public [N/A]

Commission Expires: [See Below]

[SEAL}

[SIGNATURES CONTINUE ON NEXT PAGE]

STATE OF CALIFORNIA )

) SS.

COUNTY OF ORANGE )

On July 26, 2007 before me, L.A. Forniss, Notary Public, personally appeared Shannon K.S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

[L.A. Forniss] [Commission # 1639895] [Notary Public – California] [Orange County]	Signature: /s/ L A Forniss

[My Comm. Expires Jan 21, 2010]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ASSUMING INDEMNITOR:
NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation
By:	/s/ Shannon K S Johnson

Name:	Shannon K.S. Johnson
Title:	Chief Financial Officer

Signed, Sealed and delivered in the Presence of:

/s/ Monica Chavez

Unofficial Witness

NOTARY PUBLIC [N/A]

COMMISSION EXPIRES: [See Below]

[SIGNATURES CONTINUE ON NEXT PAGE]

STATE OF CALIFORNIA )

) SS.

COUNTY OF ORANGE )

On July 26, 2007 before me, L.A. Forniss, Notary Public, personally appeared Shannon K.S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

[L.A. Forniss] [Commission # 1639895] [Notary Public – California] [Orange County]	Signature: /s/ L A Forniss

[My Comm. Expires Jan 21, 2010]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL BORROWER:
GWINNETT PROFESSIONAL CENTER, LTD., a Georgia limited partnership
By:	Gwinnett Medical Associates, LLP, a Georgia limited liability partnership, General Partner
	By:	/s/ H. Tauber

	By:	/s/ Jerry C. Tootle

Jerry C. Tootle, Managing Partner

Signed, Sealed and delivered in the Presence of:
[Illegible]
Unofficial Witness
/s/ Anthony Cross
Notary Public
Commission Expires: November 8, 2009
[SEAL]
Signed, Sealed and delivered in the Presence of:
[Illegible]
Unofficial Witness
/s/ Anthony Cross

Notary Public

Commission Expires: November 8, 2009

[SEAL]

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:
LASALLE BANK NATIONAL ASSOCIATION as Trustee under the PSA for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1

By:	Wachovia Bank, National Association, as Master Servicer under the PSA
	By:	/s/ James A. Early III

	Name:	James A. Early III

	Title:	Associate

Signed, Sealed and delivered in the Presence of:
/s/ Michelle L. Laski
Unofficial Witness
/s/ Janet Garner

Notary Public

Commission Expires: 3-27-2010

[SEAL]